SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 200549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported) March 18, 2002

THE SPORTS CLUB COMPANY, INC.

Delaware (State or other jurisdiction of incorporation)	1-13290 (Commission File Number)	95-4479735 (I.R.S. Employer Identification No.)

11100 Santa Monica Boulevard, Suite 300 Los Angeles, California (address of principal executive offices)	90025 (Zip Code)

Registrant’s telephone number, including area code (310) 479-5200

(Former name or former address, if changed since last report.) Not applicable

Index of Exhibits on Page 2

Item 5. Other Events
Item 7. Financial Statements and Exhibits
Signature
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

Item 5. Other Events

On March 18, 2002, the Company completed a $10,500,000 private placement of a newly created class of preferred stock to Kayne Anderson Capital Advisors, L.P. and several of its affiliates. The net proceeds of the offering (estimated to be approximately $10,000,000) will be added to working capital to support the growth of the Company’s recently developed Clubs in Washington, D.C., Boston and San Francisco.

The private placement involved the issuance and sale of 10,500 shares of Series B Convertible Preferred Stock (the “Series B Preferred”) at a price of $1,000 per share. The Series B Preferred may, at the option of the holder, be converted into shares of Common Stock at a price of $3.00 per share (subject to adjustment under certain circumstances); entitles each holder to one vote for each share of Common Stock into which such Series B Preferred is convertible; and provides for the payment of dividends at an annual rate of $90.00 per share. Dividends are cumulative, do not accrue interest and, at the Company’s option, may be paid in additional shares of Series B Preferred.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1.	Certificate of Designation of Series B Convertible Preferred Stock of the Registrant.

99.2.	Investors’ Rights Agreement made as of March 18, 2002 by and between Registrant and the holders of the Series B Convertible Preferred Stock.

99.3.	Preferred Stock Purchase Agreement made as of March 18, 2002 by and among Registrant and the holders of the Series B Convertible Preferred Stock.

99.4.	Company Press Release dated March 18, 2002.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

THE SPORTS CLUB COMPANY, INC.

By:	/s/ Timothy O’Brien Timothy O’Brien Chief Financial Officer March 26, 2002

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